Exhibit 99.1

News Announcement	For Immediate Release

Contact:
Darren Richardson, Allyson Vanderford	Joseph Jaffoni, Norberto Aja, Jim Leahy
Chief Executive Officer, Interim CFO	Jaffoni & Collins Incorporated
Mad Catz Interactive, Inc.	(212) 835-8500 or mcz@jcir.com
(619) 683-9830
MAD CATZ SETS FEBRUARY 9, 2011 AS FISCAL THIRD
QUARTER REPORTING DATE
- REITERATES FISCAL 2011 FINANCIAL TARGETS -
San Diego, CA — January 19, 2011 — Mad Catz Interactive, Inc. (AMEX/TSX: MCZ), a leading third-party interactive entertainment accessory provider, announced today that it will release its fiscal 2011 third quarter results on Wednesday, February 9, 2011, after the market closes, and will host a conference call and webcast that same day at 5:00 p.m. ET.
In addition, although Mad Catz does not typically comment on market activity, it is unaware of any developments to account for the significant trading volumes and stock price volatility this week. Mad Catz reiterates the financial target provided when it reported its fiscal 2011 second quarter results on November 4, 2010 that it is “...on pace to exceed its previously stated goal of high-single digit revenue growth in fiscal 2011 relative to the record $119 million of net sales in fiscal 2010.”

Conference Call:	Wednesday, February 9, 2011, at 5:00 p.m. ET
Dial-in Number:	(212) 231-2901 (U.S. & International)
Webcast:	www.madcatz.com, select “Investors”
Web Replay:	30 days
Call Replay Until:	Friday, March 11, 2011, at 7:00 p.m. ET
Replay Number:	(800) 633-8284 or (402) 977-9140 (International)
Access Code:	21509221
For the conference call, please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the conference call. For the webcast, please allow 15 minutes to register and download and install any necessary software.
For further information please contact:
Allyson Vanderford: Interim Chief Financial Officer
t. (619) 321-3545
e. avanderford@madcatz.com

Joseph Jaffoni, Norberto Aja and Jim Leahy
Jaffoni and Collins Incorporated
t. (212) 835-8500
e. mcz@jcir.com
Track Mad Catz via the following social media:
Facebook® Page: http://www.facebook.com/MadCatzInc
Twitter® Page: http://twitter.com/MadCatzInc
YouTube® Channel: http://www.youtube.com/MadCatzCompany
About Mad Catz Interactive, Inc.
Mad Catz is a leading global provider of innovative products for the interactive entertainment industry. Mad Catz develops and markets accessories for videogame systems, and PCs under its Mad Catz (casual gaming), Saitek (simulation), Cyborg (pro gaming), Eclipse (home and office) and Tritton (gaming audio) brands. Mad Catz also operates e-commerce and content websites for videogame and PC products under its GameShark brand, develops, manufactures and markets proprietary earphones under its AirDrives brand, and publishes and distributes video/PC games. Mad Catz distributes its products through most of the leading retailers offering interactive entertainment products and has offices in North America, Europe and Asia. For additional information please go to www.madcatz.com, as well as www.store.gameshark.com, www.saitek.com, www.cyborggaming.com, www.eclipsetouch.com, www.trittontechnologies.com, www.gameshark.com and www.airdrives.com.
Safe Harbor for Forward Looking Statements: This press release contains forward-looking statements about the Company’s business prospects that involve substantial risks and uncertainties. The Company assumes no obligation to update the forward-looking statements contained in this press release as a result of new information or future events or developments. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “should,” “plan,” “goal,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: the ability to maintain or renew the Company’s licenses; competitive developments affecting the Company’s current products; first party price reductions; the ability to successfully market both new and existing products domestically and internationally; difficulties or delays in manufacturing; or a downturn in the market or industry. A further list and description of these risks, uncertainties and other matters can be found in the Company’s reports filed with the Securities and Exchange Commission and the Canadian Securities Administrators
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